SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   Graco Inc.

--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             Minnesota                                  41-0285640
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     (State of incorporation or             (I.R.S. Employer Identification No.)
           organization)


     4050 Olson Memorial Highway, Golden Valley, Minnesota              55422
     ------------------------------------------------------           ----------
           (Address of principal executive offices)                   (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

      Securities Act registration statement file number to which this form relates: N/A (if applicable).

      Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                       Name of Each Exchange on which
        to be so Registered                       Each class is to be Registered
  -------------------------------                 ------------------------------
  Preferred Share Purchase Rights                     New York Stock Exchange

      Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Securities to be Registered.
         ------------------------------------------

      On February 25, 2000, the Board of Directors of Graco Inc. (the "Company"), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Shares"), of the Company. The dividend is payable on March 29, 2000 (the "Record Date") to shareholders of record at the close of business on that date.

      Each Right entitles the registered holder to purchase from the Company 1/400th of a Series A Junior Participating Preferred Share, $1.00 par value (the "Preferred Shares"), of the Company at a price of $180 per 1/400th of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of February 25, 2000, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent").

      Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date for the Rights will occur upon the earlier of:

            (1) the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has, subject to certain exceptions, become the beneficial owner of 15% or more of the outstanding Common Shares), or

            (2) the close of business on the 15th day following the first public announcement of a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company before a person or group of affiliated or associated persons becomes an Acquiring Person).

      Until the Distribution Date,

            (a) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

            (b) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

            (c) the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached to it, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

      As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 29, 2010, unless extended or earlier redeemed or exchanged by the Company as described below.

      The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

            (A)   in   the  event  of a stock  dividend  on,  or a  subdivision,
      combination or reclassification of, the Preferred Shares,

            (B) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

            (C) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (B) above).

      The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or consolidation of the Common Shares.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares that are integral multiples of 1/400th (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu of such issuance, a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date before the date of exercise.

      If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will have the right to receive upon exercise of the Right at the then-current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

      If, on or after the Distribution Date or within 15 days prior thereto, the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold on or after the Distribution Date or within 15 days before the Distribution Date in one or a series of related transactions, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will have the right to receive, upon exercise of the Right at the then current exercise price of the Right, that number of Common Shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

      In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.

      At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and before the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights that have become void under the terms of the Rights Agreement), in whole or in part, for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

      At any time before the time that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the "Redemption Price"), payable in cash. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

      The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after the Distribution Date, without the consent of the holders of the Rights, including an amendment before the date a person or group of affiliated or associated persons becomes an Acquiring Person to lower the threshold for exercisability of the Rights from 15% to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons, or (b) 10% (subject to certain exceptions).

      Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

      A copy of the Rights Agreement (including all exhibits thereto) is attached to this Registration Statement as Exhibit 1 and is incorporated by reference herein. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 2.     Exhibits.
            --------

      1. Rights Agreement, dated as of February 25, 2000, between Graco Inc. and Norwest Bank Minnesota, National Association, as Rights Agent.

Signature

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   GRACO INC.


Date:  March 10, 2000              By:  /s/Robert M. Mattison
                                        ----------------------------------------
                                   Its: Vice President, General Counsel
                                                 and Secretary

                                                                       Exhibit 1

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                                RIGHTS AGREEMENT

                                     between

                                   Graco Inc.

                                       and

                  Norwest Bank Minnesota, National Association,

                                 as Rights Agent

                          Dated as of February 25, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

Section 1.  Certain Definitions........................................        1

Section 2.  Appointment of Rights Agent................................        4

Section 3.  Issue of Right Certificates................................        5

Section 4.  Form of Right Certificates.................................        6

Section 5.  Countersignature and Registration..........................        7

Section 6.  Transfer,  Split-Up,  Combination  and  Exchange  of  Right
            Certificates; Lost, Stolen,  Destroyed  or Mutilated  Right
            Certificates...............................................        7

Section 7.  Exercise of  Rights; Purchase  Price;  Expiration  Date  of
            Rights.....................................................        8

Section 8.  Cancellation and Destruction of Right Certificates.........       10

Section 9.  Reservation and Availability of Preferred Shares...........       10

Section 10. Preferred Shares Record Date...............................       11

Section 11. Adjustment of Purchase Price,  Number and Kind of Shares or
            Number of Rights...........................................       11

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.       20

Section 13. Consolidation, Merger, Share Exchange or  Sale or  Transfer
            of Assets or Earning Power.................................       20

Section 14. Fractional Rights and Fractional Shares....................       23

Section 15. Rights of Action...........................................       24

Section 16. Agreement of Right Holders.................................       24

Section 17. Right Certificate Holder Not Deemed a Shareholder..........       25

Section 18. Concerning the Rights Agent................................       25

Section 19. Merger or Consolidation or Change of Name of Rights Agent..       26

Section 20. Duties of Rights Agent.....................................       27

Section 21. Change of Rights Agent.....................................       29

Section 22. Issuance of New Right Certificates.........................       29

Section 23. Redemption.................................................       30

Section 24. Exchange...................................................       30

Section 25. Notice of Certain Events...................................       32

Section 26. Notices....................................................       33

Section 27. Supplements and Amendments.................................       33

Section 28. Successors.................................................       34

Section 29. Benefits of this Agreement.................................       34

Section 30. Severability...............................................       34

Section 31. Governing Law..............................................       34

Section 32. Counterparts...............................................       34

Section 33. Descriptive Headings.......................................       34

Exhibit A-- Articles of Amendment of Certificate of Designation, Preferences and
            Rights of Series A Junior Participating Preferred Stock

Exhibit B-- Form of Right Certificate

Exhibit C-- Summary of Rights to Purchase Preferred Shares

                                RIGHTS AGREEMENT

      This Agreement is dated as of February 25, 2000, between Graco Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association, a national banking association (the "Rights Agent").

      The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (each a "Right" and collectively the "Rights") for each Common Share of the Company outstanding at the Close of Business on March 29, 2000 (the "Record Date"), each Right initially representing the right to purchase 1/400th of a Preferred Share, upon the terms and subject to the conditions set forth herein, and has further authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to Section 11) with respect to each Common Share that shall become outstanding (a) at any time between the Record Date and the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date or (b) upon the exercise or conversion, before the earlier of the Redemption Date or the Final Expiration Date, of any option or other security exercisable for or convertible into Common Shares, which option or other such security is outstanding on the Distribution Date.

      Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

      Section 1.  Certain  Definitions.   For purposes  of this  Agreement,  the
                  --------------------
following terms have the meanings indicated:


            (a) "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (1) the Company, (2) any wholly owned Subsidiary of the Company, (3) any employee benefit plan of the Company or of any Subsidiary of the Company, or (4) any entity holding Common Shares for or pursuant to the terms of any such plan described in clause (3) of this sentence (each Person described in clauses (1) through (4) is called an "Exempt Person"). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company that, by reducing the number of Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share acquisitions by the Company and if such Person or such Person's Affiliates or Associates, after such share acquisitions by the Company, shall become the Beneficial Owner of any additional Common Shares of the Company, and, immediately after becoming the Beneficial Owner of such additional Common Shares, such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, then such Person (unless such Person is an Exempt Person) shall be deemed an "Acquiring Person." An entity other than the Company or any wholly owned Subsidiary of the Company holding Common Shares for or pursuant to the terms of an employee benefit plan of the Company or of any Subsidiary of the Company and in addition being the Beneficial Owner of Common Shares that are not held for or pursuant to the terms of any such plan shall be deemed to constitute an Acquiring Person, notwithstanding anything herein stated, if, but only if, it, together with its Affiliates and Associates, shall be the Beneficial Owner of 15% or more, exclusive of those Common Shares held by it for or pursuant to the terms of any such plan, of the Common Shares then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be deemed an "Acquiring Person," pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be deemed an "Acquiring Person," pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person."

            (b) "Affiliate" and "Associate" have the respective meanings ascribed to those terms in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

            (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," or have beneficial ownership of, any securities:

                  (1) that such  Person or any of such  Person's  Affiliates  or
            Associates beneficially owns, directly or indirectly, including without limitation securities with respect to which such Person or any of such Person's Affiliates or Associates has "beneficial ownership" pursuant to Rule 13d-3 promulgated under the Exchange Act;

                  (2) that such  Person or any of such  Person's  Affiliates  or
            Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own or to have beneficial ownership of, any securities pursuant to subparagraph (1), (2) or (3) of this paragraph (c) solely because such securities are tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of (including without limitation pursuant to any agreement, arrangement or understanding (whether or not in writing)); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own or have beneficial ownership of, any security pursuant to subparagraph (1), (2) or (3) of this paragraph (c) solely because of the right to vote such security pursuant to an agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security
            (A) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable by such Person on
            Schedule 13D under the Exchange Act (or any comparable or successor report) as being beneficially owned by such Person; or

                  (3) that are beneficially  owned,  directly or indirectly,  by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the final proviso to subparagraph (2) of this paragraph (c)), or disposing of, any securities of the Company.

            Notwithstanding anything in these definitions of Beneficial Owner, beneficially own or beneficial ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to beneficially own hereunder.

            (d) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Minnesota are authorized or obligated by law or executive order to close.

            (e) "Close of Business" on any given date means 5:00 p.m., Minneapolis, Minnesota time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Minneapolis, Minnesota time, on the next Business Day.

            (f) "Common Shares," when used with reference to the Company, means Common Shares, $1.00 par value (as such par value may be changed from time to time), of the Company. "Common Shares," when used with reference to any Person other than the Company, means the class or series of capital stock (or equity interest) with the greatest voting power of such other Person or if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person.

            (g)  "Distribution Date" has the meaning set forth in Section 3.


            (h)  "Final Expiration Date" has the meaning set forth in Section 7.


            (i) "Person" means any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

            (j) "Preferred Shares" means Series A Junior Participating Preferred Shares, $1.00 par value (as such par value may be changed from time to time), of the Company, having the rights and preferences set forth in the form of Certificate of Designation, Preferences and Rights previously filed with the Minnesota Secretary of State, amended in its entirety as provided in Exhibit A hereto.

            (k)  "Redemption Date" has the meaning set forth in Section 7.


            (l) "Section 11(a)(2) Event" means an event described in the first sentence of Section 11(a)(2).

            (l)  "Section 13 Event"  means any event  described  in clauses (1),
      (2), (3) or (4) of Section 13(a).

            (m) "Shares Acquisition Date" means the first date of public announcement (which, for purposes of this definition, includes, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

            (n) "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or other equity interests entitled to vote in the election of directors (or Persons with comparable responsibilities if the entity has no directors) is beneficially owned, directly or indirectly, by such Person or otherwise controlled by such Person.

      Section 2.  Appointment of Rights Agent.
                  ---------------------------

     The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3, shall before the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

      Section 3.  Issue of Right Certificates.
                  ---------------------------

            (a) Until the earlier of (1) the Close of Business on the 15th day after the Shares Acquisition Date or (2) the Close of Business on the 15th day (or such later date as may be determined by action of the Board of Directors of the Company before such time as any Person becomes an Acquiring Person) after the date of the first public announcement (as defined in Rule 14d-2 promulgated under the Exchange Act) by any Person (other than an Exempt Person) relating to a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming the Beneficial Owner of 15% or more of the then-outstanding Common Shares (including any such date that is after the date of this Agreement and before the issuance of the Rights; the earlier of such dates being referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates when the context so requires) and not by separate Right Certificates, and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Right Certificates, in substantially the form of Exhibit B hereto (the "Right Certificates"), evidencing one Right for each Common Share so held, subject to adjustment pursuant to Section 11(i). If an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(i), at the time Right Certificates are distributed, the Company may, to the extent provided in Section 14(a), make the necessary and appropriate rounding adjustments (as set forth in Section 14(a)) so that Right Certificates are distributed representing only whole numbers of Rights and pay cash in lieu of fractional Rights pursuant to Section 14(a). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

            (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date (or the earlier Redemption Date or Final Expiration
      Date), the Rights will be evidenced by such certificates registered in the names of the holders thereof and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier Redemption Date or Final Expiration Date), the surrender for transfer of any certificate for Common Shares (including without limitation the surrender for transfer of any certificate for Common Shares outstanding as of the Record Date), with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Notwithstanding any legend contained on any such surrendered stock certificate, from and after the Close of Business on the Record Date, the surrender for transfer of any such certificate for Common Shares shall not constitute the transfer of the rights granted pursuant to the Rights Agreement between the Company and the Rights Agent dated March 9, 1990 (the "Expiring Rights"), which Expiring Rights expire at the Close of Business on March 29, 2000.

            (c) Certificates for Common Shares that become outstanding after the Record Date and (1) before the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date or (2) upon the exercise or conversion, before the earlier of the Redemption Date or the Final
      Expiration Date, of any option or other security exercisable for or convertible into Common Shares, which option or other security is outstanding on the Distribution Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Graco Inc. (the "Company") and Norwest Bank Minnesota, National Association, dated as of February 25, 2000 (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor from such holder. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Associate or Affiliate thereof (as those terms are defined in the Rights Agreement) may become void.

      With respect to such certificates containing any such legend, until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, the registered holders of the Common Shares shall also be the registered holders of the associated Rights and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. If the Company purchases or acquires any Common Shares after the Record Date but before the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding.

      Section 4. Form of Right Certificates.
                 --------------------------

     The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be in substantially the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage or to reflect adjustments to the Rights made pursuant to this Agreement. Subject to Sections 11 and 22, the initial Right Certificates, whenever distributed, shall entitle the holders thereof to purchase such number of 1/400ths of a Preferred Share as shall be set forth therein at the price per 1/400th of a Preferred Share set forth therein (the price per 1/400th of a Preferred Share being called the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

      Section 5.  Countersignature and Registration.
                  ---------------------------------

            (a) The Right Certificates shall be executed on behalf of the Company by its Chairman, Chief Executive Officer, President, or the Vice President, General Counsel and Secretary, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. If any officer of the Company who shall have signed or whose facsimile signature shall appear on any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the signing of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or the office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date and certificate number of each of the Right Certificates.

      Section  6.  Transfer,   Split-Up,   Combination   and  Exchange  of Right
                   -------------------------------------------------------------
Certificates; Lost, Stolen, Destroyed or Mutilated Right Certificates.
---------------------------------------------------------------------

            (a) Subject to Section 14, at any time after the Close of Business on the Distribution Date, and at or before the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(2) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of 1/400ths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall, subject to Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the registered holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have duly completed and executed the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Right Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

            (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

      Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
                  -------------------------------------------------------------

            (a) Subject to Section 11(a)(2), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly completed and executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each 1/400th of a Preferred Share as to which Rights are exercised, at or before the earliest of (1) the Close of Business on March 29, 2010 (the "Final Expiration Date"), (2) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), or (3) the time at which such Rights are exchanged as provided in Section 24.

            (b) The Purchase Price for each 1/400th of a Preferred Share pursuant to the exercise of a Right shall initially be $180, shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

            (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly completed and executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 in cash, or by certified check or bank cashiers' check or money order payable to the order of the Company, the Rights Agent shall, subject to
      Section 20(k), thereupon promptly (1) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of Preferred Shares issuable upon exercise of the Rights under this Agreement with a depositary agent, requisition from the depositary agent depositary receipts representing such number of 1/400ths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (2) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14, (3) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (4) when appropriate, after receipt, promptly deliver such cash for fractional interests to or upon the order of the registered holder of such Right Certificate.

            (d) If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to
      Section 14.

            (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (1) duly completed and executed the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (2) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of such Right Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

      Section 8. Cancellation and Destruction of Right Certificates.
                 --------------------------------------------------

     All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company.

      Section 9.  Reservation and Availability of Preferred Shares.
                  ------------------------------------------------

            (a) The Company will cause to be reserved and kept available out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

            (b) At such time, if any, as, and so long as, the Preferred Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

            (c) The Company will prepare and file, as soon as practicable following the Shares Acquisition Date, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Rights and the Company's securities purchasable upon exercise of the Rights on an appropriate form, and use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing, and (2) remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date the registration statement is filed, the exercisability of the Rights in order to permit the registration statement to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof is not permitted under applicable law.

            (d) The Company will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price and any applicable transfer taxes), be duly and validly authorized and issued and fully paid and nonassessable shares.

            (e) The Company will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

      Section 10.  Preferred Shares Record Date.
                   ----------------------------

     Each person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next Business Day on which the Preferred Shares transfer books of the Company are open. Before the exercise of the Rights evidenced thereby, the holder of a Right Certificate as such shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      Section 11.  Adjustment  of Purchase  Price,  Number and Kind of Shares or
                   -------------------------------------------------------------
Number of Rights.
----------------

        The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            (a) (1) If the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of
      Preferred  Shares  or (D)  issue  any  shares  of its  capital  stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation, merger or statutory share exchange in which the Company is the continuing, surviving or acquiring corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date pursuant to the exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect (and any applicable transfer taxes), the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately before such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both Section 11(a)(1) and Section 11(a)(2), the adjustment provided for in this Section 11(a)(1) shall be in addition to, and shall be made before, any adjustment required pursuant to
      Section 11(a)(2).

            (2) Subject to Section 24, if any Person shall become an Acquiring Person (other than pursuant to any Section 13 Event occurring on or after the Distribution Date or within 15 days prior thereto), proper provision shall be made so that each holder of a Right, subject to Section 11(a)(3), shall thereafter have a right to receive, upon exercise thereof by payment of the amount equal to the product of the number of 1/400ths of a Preferred Share that would otherwise be issuable upon exercise of a Right and the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of 1/400ths of a Preferred Share for which a Right is exercisable immediately before the occurrence of the
      Section 11(a)(2) Event and (B) dividing that product by 50% of the then-current per-share market price of the Company's Common Shares (determined pursuant to Section 11(d)) on the date of such occurrence.

            From and after the first occurrence of a Section 11(a)(2) Event or a
      Section 13 Event, any Rights that are beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) or were beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) after the Acquiring Person became an Acquiring Person shall become void without any further action and no holder of such Rights shall thereafter have any rights to exercise such Rights or any other rights whatsoever with respect to such Rights, whether under this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 that represents Rights that would be void pursuant to the preceding sentence; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate of such an Acquiring Person or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or any Associate or Affiliate of such Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be canceled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(2) are complied with, but shall have no liability to any holder of a Right Certificate or other Person as a result of its failure in good faith to make any determinations with respect to an Acquiring Person or its Affiliates or Associates.

            (3) If, on the date of the occurrence of a Section 11(a)(2) Event (the "Adjustment Date"), the Company does not have sufficient authorized, unissued and unreserved Common Shares, available to permit the exercise in full of all Rights that are exercisable on the Adjustment Date for the number of Common Shares per Right provided for in Section 11(a)(2), then the Exercise Price (as defined below) and the number of Common Shares to be delivered by the Company upon exercise of a Right shall be further adjusted as provided in this subparagraph (3).

                  (A)   Definitions:


                              (i) The "Aggregate Market Value" is the product of
                        the number of Available Shares times the current per-share market price of the Common Shares on the Adjustment Date, determined as provided in Section 11(d).

                              (ii) The  "Available  Shares"  are all  unreserved
                        Common   Shares  which  are   authorized   and  unissued
                        immediately before the Adjustment Date.

                              (iii) The  "Exercise  Price" is the  amount of the
                        payment that must be made by the holder of a Right in connection with the exercise of one Right immediately before the Adjustment Date.

                              (iv) The  "Deficiency"  is the amount by which two
                        times the Exercise Price exceeds the quotient obtained by dividing the Aggregate Market Value by the number of Rights remaining outstanding immediately before the Adjustment Date (the "Remaining Rights") (which number shall not include the Rights that are beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) or were beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) after the Acquiring Person became an Acquiring Person that shall have become void pursuant to Section 11(a)(2)).

                  (B) If the Deficiency is less than or equal to the Exercise Price, then


                              (i) the number of Common Shares to be delivered by
                        the Company upon exercise of a Right shall be adjusted to equal the number of Available Shares divided by the number of Remaining Rights; and

                              (ii) the amount of cash  required to be  delivered
                        by the holder of a Right upon the exercise thereof shall be adjusted (the "New Exercise Price") to equal the Exercise Price minus the Deficiency; provided, however, that in no event will the New Exercise Price be less than the aggregate par value of the Common Shares required to be delivered upon the exercise of one Right pursuant to subparagraph (B)(i) above.

                  (C)   If the  Deficiency  is greater than the Exercise
            Price, then


                              (i) the number of Common Shares to be delivered by
                        the Company upon exercise of a Right shall be adjusted to equal the quotient obtained by dividing the Exercise Price by the per-share market price of the Common Shares on the Adjustment Date;

                              (ii) the New Exercise Price shall equal the aggregate par value of the Common Shares required to be delivered upon the exercise of one Right pursuant to subparagraph (C)(i) above; and

                              (iii) In lieu of issuing  Common  Shares (in whole
                        or in part upon the exercise of Rights) the Company may issue, upon the exercise of Rights at the New Exercise Price, other equity securities of the Company (including, without limitation, shares, or units or fractions of shares, of preferred stock, which may include Preferred Shares) that the Board of Directors of the Company has determined to have substantially the same value, voting rights, dividend rights and other rights as the Common Shares (such equity securities are herein called "common share equivalents"). To the extent that such common share equivalents (or fractions thereof) are substituted for Common Shares upon exercise of the Rights following the occurrence of a Section 11(a)(2) Event, they shall be substituted on a pro-rata basis with respect to all Rights (other than Rights that are beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) or were beneficially owned by any Acquiring Person (or any Associate or Affiliate thereof) after the Acquiring Person became an Acquiring Person that shall have become void pursuant to
                        Section 11(a)(2)). Such common shares equivalents shall not be included in Available Shares, and all of the Available Shares shall be reserved, as of the Adjustment Date, for issuance, on a pro-rata basis, upon exercise of the Rights and may not be substituted for with common share equivalents upon the exercise of any Right except to the extent that the number of Common Shares required to be delivered under subparagraph (C)(i) upon the exercise of such Right exceeds the quotient of the number of Available Shares divided by the number of Remaining Rights.

                  (D) If, at the time any  adjustment  is  required  pursuant to this Section 11(a)(3), the Common Shares shall have no par value, then for the purpose of this Section 11(a)(3), the par value of the Common Shares shall be deemed to be $1.00 per share.

                  (E) If there shall not be sufficient  authorized  but unissued and unreserved Common Shares (or common share equivalents the issuance of which is permitted under Section 11(a)(3)(C)(iii)), to permit the exercise in full of the Rights in accordance with this subparagraph (3), the Company shall use its best efforts to cause the authorization of sufficient additional Common Shares or common share equivalents to permit such exercise and, if the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares or common stock equivalents could be authorized to permit such exercise, the Company may suspend the exercisability of the Rights for a period not to exceed 90 days (and not beyond the Final Expiration Date) in order to seek any authorization of additional Common Shares or common share equivalents. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

            (b) If the  Company  shall  fix a record  date for the  issuance  of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current per-share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the number of
      Preferred Shares outstanding on such record date, plus the number of Preferred Shares that the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase, at such current per-share market price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

            (c) If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation or in a statutory share exchange) of evidences of indebtedness or cash or non-cash assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately before such record date by a fraction, the numerator of which shall be the current per-share market price of the Preferred Shares (as determined pursuant to Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the evidences of indebtedness or cash or non-cash assets so to be distributed on, or of such subscription rights or warrants applicable to, one Preferred Share, and the denominator of which shall be such current per-share market price of the Preferred Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

            (d) (1) For the purpose of any computation hereunder, the "current per-share market price" of any security (a "Security" for the purpose of this Section 11(d)(1)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as defined below) immediately before such date; provided, however, that if the current per-share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in such Security or securities convertible into such Security (other than the Rights) or (B) any subdivision, combination or reclassification of such Security, and before the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per-share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq National Market, the Nasdaq SmallCap Market or any similar system then in use, or, if on any such date the Security is not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. Except as provided in Section 11(d)(2) with respect to Preferred Shares, if on any such day no market maker is making a market in the Security, the fair value of such Security on such day as determined in good faith by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) shall be used in lieu of the closing price for such day. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                (2) If the Preferred Shares are not publicly held or listed or traded in a manner described in Section 11(d)(1), then, notwithstanding anything to the contrary provided in Section 11(d)(1), the "current per-share market price" of the Preferred Shares shall be conclusively deemed to be the current per-share market price of the Common Shares as determined pursuant to Section 11(d)(1) multiplied by 400 (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, the "current per-share market price" of the Preferred Shares shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

            (e) Anything herein to the contrary notwithstanding, except as provided in the third sentence of this Section 11(e), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-millionth of a Preferred Share or 1/10,000th of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11, but for the first sentence of this Section 11(e), shall be made no later than the earlier of (1) three years from the date of the transaction that requires such adjustment or (2) the Final Expiration Date.

            (f) If, as a result of an adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c) inclusive and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of 1/400ths of a Preferred Share (or other securities) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately before the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of 1/400ths of a Preferred Share (calculated to the nearest one-millionth of a Preferred Share) obtained by (1) multiplying (A) the number of 1/400ths of a share covered by a Right immediately before such adjustment by (B) the Purchase Price in effect immediately before such adjustment of the Purchase Price and (2) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of 1/400ths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of 1/400ths of a Preferred Share for which a Right was exercisable immediately before such adjustment. Each Right held of record before such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest 1/10,000th) obtained by dividing the Purchase Price in effect immediately before adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued on or after the Distribution Date, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued on or after the Distribution Date, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders before the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, may bear, at the option of the Company, the adjusted Purchase Price, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

            (j) Regardless of any adjustment or change in the Purchase Price or the number of 1/400ths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per 1/400th of a Preferred Share and the number of 1/400ths of a Preferred Share that were expressed in the initial Right Certificates issued hereunder.

            (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect before such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

            (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company in its sole discretion shall determine to be advisable in order that any (1) consolidation or subdivision of the Preferred Shares, (2) issuance wholly for cash of any of the Preferred Shares at less than the current per-share market price, (3) issuance wholly for cash of Preferred Shares or securities that by their terms are convertible into or exchangeable for Preferred Shares, (4) dividends on Preferred Shares payable in Preferred Shares or (5) issuance of rights, options or warrants referred to in paragraph (b) of this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

            (m) Anything in this Agreement or the Rights to the contrary notwithstanding, if at any time after the date of this Agreement and before the Distribution Date, the Company shall (1) declare or pay any dividend on the Common Shares payable in Common Shares or (2) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in any such case (A) the number of 1/400ths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of 1/400ths of a Preferred Share so purchasable immediately before such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights that each Common Share outstanding immediately before such event had issued with respect to it. The adjustments provided for in this Section 11(m) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected. If an event occurs that would require an adjustment under Section 11(a)(2) and this Section 11(m), the adjustments provided for in this Section 11(m) shall be in addition to, and prior to, any adjustment required pursuant to Section 11(a)(2).

            (n) If any  adjustment in the Purchase  Price  pursuant to paragraph
      (b) or (c) of this Section 11 would not be permitted by law, under the Company's Articles of Incorporation or under the Certificate of Designation, Preferences and Rights establishing the Preferred Shares, as amended, no such issuance of securities or distribution of evidences of indebtedness or other assets or subscription rights or warrants, as the case may be, that would require such an adjustment but for the limitations established by law, the Company's Articles of Incorporation or such Certificate of Designation, Preferences and Rights, as amended, shall be made by the Company.

      Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.
                   ----------------------------------------------------------

      Whenever an adjustment is made as provided in Sections 11 and 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if such adjustment is made after the Distribution Date, mail a brief summary thereof to each holder of record of a Right Certificate in accordance with Section 25. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment therein contained.

      Section 13.  Consolidation, Merger, Share Exchange or Sale or  Transfer of
                   -------------------------------------------------------------
Assets or Earning Power.
------------------------


            (a) If, on or after the Distribution Date or within 15 days prior thereto, directly or indirectly,


                  (1) the  Company  shall  consolidate  with,  or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                  (2) any Person shall  consolidate  with the Company,  or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or money or any other property (except as a result of the exercise of statutory dissenters' rights),

                  (3) the company shall effect a statutory  share  exchange with outstanding Common Shares of the Company being exchanged for stock or other securities of any other Person, money or any other property, or

                  (4) the Company  shall sell or  otherwise  transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more of its wholly owned Subsidiaries), then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof by payment of the amount equal to the product of the number of 1/400ths of a Preferred Share that would otherwise be issuable upon exercise of a Right and the then-current Purchase Price in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of validly authorized and issued, fully paid, nonassessable and freely tradable Common Shares of the Principal Party (as defined below), not subject to any liens, encumbrances, rights of first refusal or adverse claims, as shall be equal to the result obtained by (i) multiplying the then-current Purchase Price by the number of 1/400ths of a Preferred Share for which a Right is, immediately before the occurrence of the Section 13 Event, exercisable and (ii) dividing that product by 50% of the then-current per-share market price of the Common Shares of such Principal Party (determined pursuant to Section 11(d)) on the date of consummation of such
      Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such merger, consolidation, statutory share exchange, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding Rights) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights.

            (b)   "Principal Party" means:


                  (1) in the case of any  transaction  described in clauses (1),
            (2) or (3) of the first sentence of Section 13(a), the Person (including, without limitation, the Company as successor thereto or as the surviving corporation) that is the issuer of any securities into which Common Shares of the Company are converted in such merger, consolidation or exchange, or if no securities are so issued, the Person that is the other party to such merger, consolidation or exchange; or

                  (2) in the case of any transaction  described in clause (4) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

      provided, however, that in any such case, (A) if the Common Shares of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the Common Shares of which are and have been so registered, "Principal Party" shall refer to such other Person, and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

            (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized, unissued and unreserved Common Shares to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
      (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any Section 13 Event, the Principal Party will:

                  (1) prepare and file a registration  statement  under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights, on an appropriate form, and use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (i) the date as of which the Rights are no longer exercisable for such securities or (ii) the Final Expiration Date;

                  (2) take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

                  (3) deliver  to holders  of the  Rights  historical  financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

            (d) The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish or eliminate the benefits intended to be afforded by the Rights.

            (e) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, exchanges or sales or other transfers.

      Section 14.  Fractional Rights and Fractional Shares.
                   ---------------------------------------


            (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there may be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately before the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported on the Nasdaq National Market or the Nasdaq SmallCap Market or any similar system then in use or, if on any such date the Rights are not so quoted or reported, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used in lieu of the closing price for such day.

            (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions that are integral multiples of 1/400th of a Preferred Share, or, if a Right shall then be exercisable for a fraction other than 1/400th of a Preferred Share, integral multiples of that fraction) upon exercise of the Rights or to issue certificates which evidence fractions of Preferred Shares (other than fractions that are integral multiples of 1/400th of a Preferred Share, or if a Right shall be then exercisable for a fraction other than 1/400th of a Preferred Share, integral multiples of that fraction). Fractions of Preferred Shares in integral multiples of 1/400th of a Preferred Share or, if a Right shall then be exercisable for a fraction other than 1/400th of a Preferred Share, integral multiples of that fraction may, at the election of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of 1/400th of a Preferred Share, or, if a Right shall then be exercisable for a fraction other than 1/400th of a Preferred Share, integral multiples of that fraction, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this
      Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(1)) for the Trading Day immediately before the date of such exercise or if the closing price is not determinable pursuant to the second sentence of Section 11(d)(1), the current market value of a Preferred Share shall be determined pursuant to Section 11(d)(2).

            (c) The holder of a Right by the acceptance of the Rights expressly waives such holder's right to receive any fractional Rights or any fractional shares (except as provided above) upon exercise of a Right.

      Section 15. Rights of Action.
                  ----------------

     All rights of action in respect of this Agreement, except the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, before the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, before the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, before the Distribution Date, the associated Common Shares certificate) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

      Section 16. Agreement of Right Holders.
                  --------------------------

     Every holder of a Right, by accepting the same, agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) before the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;


            (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer;

            (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, before the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

            (d) the  Company  may issue  Rights on or after the Record  Date but
      before  the  Distribution   Date,  and  in  certain  instances  after  the
      Distribution Date, as provided in this Agreement; and

            (e) notwithstanding anything in this Agreement or the Rights to the contrary, the Company, the Rights Agent and the Board of Directors shall not have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

      Section 17. Right Certificate Holder Not Deemed a Shareholder.
                  -------------------------------------------------

     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

      Section 18. Concerning the Rights Agent.
                  ---------------------------


            (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability), incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement.

            (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of its counsel as set forth in Section 20.

      Section 19.  Merger or Consolidation or Change of Name of Rights Agent.
                   ---------------------------------------------------------


            (a) Any  corporation  into which the Rights  Agent or any  successor
      Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

            (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

      Section 20. Duties of Rights Agent.
                  ----------------------

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates (or, before the Distribution Date, the Common Shares certificates), by their acceptance thereof, shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the "current per-share market price") be proved or established by the Company before taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman, the Chief Executive Officer, the President, or the Vice President, General Counsel and Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(2)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman, the Chief Executive Officer, the President or the Vice President, General Counsel and Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for delay in acting while waiting for those instructions.

            (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company or its Subsidiaries may be interested, or contract with or lend money to the Company or its Subsidiaries or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or its Subsidiaries or for any other legal entity.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

            (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the form of assignment or form of election to purchase, as the case may be, has either not been duly completed and executed or indicates an affirmative response to enumerated clause 1 and/or 2 on the reverse side of the applicable Right Certificate, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

      Section 21. Change of Rights Agent.
                  ----------------------

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of Minnesota or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota or New York), in good standing, having an office in the State of Minnesota or New York that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and Preferred Shares, and, if such notice is filed after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates.
                 ----------------------------------

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

      Section 23. Redemption.
                  ----------

            (a) The Board of Directors of the Company may, at its option, at any time before the earlier of (1) such time as a Person becomes an Acquiring Person or (2) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then-outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being referred to as the "Redemption Price"). The Redemption Price shall be payable in cash by the Company. The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Except for the obligation of the Company to pay the Redemption Price, the Board of Directors and the Company shall not have any liability to any Person as a result of the redemption of Rights pursuant to the terms of this Section 23.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, before the Distribution Date, on the registry books of the transfer agent for the Common Shares; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner except as specifically set forth in this Section 23 or in Section 24 or other than in connection with the purchase of Common Shares before the Distribution Date.

      Section 24. Exchange.
                  --------

            (a) The Board of Directors of the Company may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that shall have become void pursuant to the provisions of Section 11(a)(2)) for Common Shares with each Right to be exchanged for such number of Common Shares as shall equal the result obtained by dividing (1) the Exercise Price (as defined in Section 11(a)(3)) by (2) the current per-share market price of the Common Shares (determined pursuant to Section 11(d)) on the date the Rights first become exercisable for Common Shares pursuant to Section 11(a)(2) (such number of shares being referred to as the "Exchange Ratio"). The Exchange Ratio shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction affecting the Common Shares that occurs after the date the Rights first become exercisable for Common Shares pursuant to Section 11(a)(2). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

            (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which shall have become void pursuant to the provisions of Section 11(a)(2)) held by each holder of Rights.

            (c) If that there shall not be sufficient Common Shares authorized, unreserved and unissued to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company, at its option, may substitute Preferred Shares (or equivalent preferred shares, as defined in
      Section 11(b), or common share equivalents, as defined in Section 11(a)(3)(C)(iii)), for Common Shares exchangeable for Rights, at the initial rate of 1/400th of a Preferred Share (or equivalent preferred share) or one common share equivalent for each Common Share, as appropriately adjusted to reflect stock splits, stock dividends or similar transactions affecting the Common Shares that occur after the date of this Agreement.

            (d) If there shall not be sufficient Common Shares, Preferred Shares, equivalent preferred shares, as defined in Section 11(b), or common share equivalents, as defined in Section 11(a)(3)(C)(iii), authorized, unreserved and unissued to permit the exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorized additional Common Shares or Preferred Shares, equivalent preferred shares or common share equivalents for issuance upon exchange of the Rights.

            (e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (e), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(1)) for the Trading Day immediately before the date of exchange pursuant to this
      Section 24. The Board of Directors and the Company shall not have any liability to any Person as a result of the exchange of Rights pursuant to the terms of this Section.

      Section 25. Notice of Certain Events.
                  ------------------------

            (a) If the Company shall propose, at any time after the Distribution Date, (1) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend),
      (2) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (3) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (4) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its wholly owned Subsidiaries), (5) to effect any statutory share exchange with outstanding Common Shares of the Company being exchanged for stock or other securities of any other corporation or money or other property, (6) to effect the liquidation, dissolution or winding up of the Company, or (7) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise), then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, exchange, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (1) or (2) above at least 10 days before the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days before the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

            (b) If any Section 11(a)(2) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(2).

      Section 26. Notices.
                  -------

     Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, or delivered by hand or express courier service or faxed, addressed (until another address is filed in writing with the Rights Agent) as follows:

            Graco Inc.
            4050 Olson Memorial Highway
            Golden Valley, Minnesota 55422-5332
            Attention:  Secretary


Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed (until another address is filed in writing with the Company) as follows:

            Norwest Bank Minnesota, National Association
            161 North Concord Exchange Street
            South St. Paul, Minnesota  55075-1139
            Attention:  Manager--Shareowner Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments.
                 --------------------------

     The Company may and the Rights Agent shall, if so directed by the Company, from time to time supplement or amend this Agreement without the approval of any holders of Common Shares or Right Certificates in order (a) to extend the Final Expiration Date, (b) to cure any ambiguity, or to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement, (c) before the Distribution Date, to otherwise change or supplement any provision in this Agreement in any manner that the Company may deem necessary or desirable or (d) following the Distribution Date, to otherwise change or supplement any provision in this Agreement in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Right Certificates (other than Right Certificates evidencing Rights that shall have become void pursuant to Section 11(a)(2)). Without limiting the foregoing, the Company may at any time before such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) from 15% to not less than the greater of (1) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any Person (other than an Exempt Person) or (2) 10%.

     Section 28. Successors.
                 ----------

     All the provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


      Section 29. Benefits of this Agreement.
                  --------------------------

          (a) Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, before the Distribution Date, the registered holders of Common Shares).

          (b) The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or necessary or advisable in the administration of this Agreement, including without limitation the right and power to interpret this Agreement and to make all determinations deemed necessary or advisable for the administration of this Agreement. All such acts, calculations, interpretations and determinations (including, for purposes of clause (2) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors in good faith shall (1) be final, conclusive and binding on the Company, the Rights Agent and the holders of the Rights and all other parties and (2) not subject the Board of Directors to any liability to the holders of the Rights or any other party.

      Section 30. Severability.
                  ------------

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 31. Governing  Law.
                  --------------

     This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      Section 32. Counterparts.
                  ------------

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 33. Descriptive  Headings.
                  ---------------------

     Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      In Witness Whereof, the parties have caused this Agreement to be duly executed as of the date first written above.

                                          GRACO INC.


                                          By /s/ Robert M. Mattison
                                             -----------------------------------
                                            Its Vice President, General  Counsel
                                                 and Secretary

                                          NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION


                                          By /s/ Susan J. Roeder
                                             -----------------------------------
                                             Its Vice President

                                                                       EXHIBIT A

                                     FORM OF

                            ARTICLES OF AMENDMENT OF

              CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
              OF SERIES A JUNIOR PARTICIPATING PREFERRED SHARES

                                       OF

                                   GRACO INC.

     I, Robert M. Mattison, Secretary of Graco Inc. (the "Company"), a corporation organized and existing under the Minnesota Business Corporation Act (the "MBCA"), in accordance with Section 302A.401 thereof, do hereby certify:


      That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company and Section 302A.133 of the MBCA, the Board of Directors on February 25, 2000, amended in its entirety, effective at 5:00 p.m., Minneapolis, Minnesota time, on March 29, 2000, the Certificate of Designation, Preferences and Rights of the Company creating a series of 200,000 Preferred Shares, $1.00 par value, designated as Series A Junior Participating Preferred Shares, to read in its entirety as follows:


      1.  Designation   and  Amount.
          -------------------------

          The shares of such series shall be designated as "Series A Junior Participating Preferred Shares," $1.00 par value (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 200,000. Such number of shares may, unless prohibited by the Restated Articles of Incorporation or by the MBCA, be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock.


      2.  Dividends and Distributions.
          ---------------------------

          (a) Subject to the rights of the holders of any Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Shares and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 10th day of February, May, August and November in each year (each such date being referred to as a
      "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (1) $4.00 or (2) subject to the provision  for  adjustment  set  forth  below,  400  times  the  aggregate per-share  amount  of all cash  dividends,  and 400  times  the  aggregate per-share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and no more. If the Company shall at any time after March 29, 2000 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately before such event under clause (2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately before such event.

            (b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in subparagraph (a) of this paragraph 2 simultaneously with its declaration of a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares); provided that, if no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $4.00 per share on the Series A Preferred Stock shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

            (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date immediately preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days before the date fixed for the payment thereof.

      3.  Voting Rights.
          -------------

          The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (a) Subject to the provision for adjustment set forth below, each share of Series A Preferred Stock shall entitle the holder thereof to 400 votes on all matters submitted to a vote of the shareholders of the Company. If the Company shall at any time after March 29, 2000 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately before such event.

            (b) Except as otherwise provided herein, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock, the Restated Articles of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of Common Shares and any other capital stock of the Company having the right to vote generally on matters submitted to shareholders, shall vote together as one class on all matters submitted to a vote of the shareholders of the Company.

            (c) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares and any other capital stock of the Company having general voting rights as set forth herein) for taking any corporate action.

      4.  Certain Restrictions.
          --------------------

          (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (1) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A
            Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (3) redeem or purchase or otherwise  acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (4) redeem or purchase or otherwise  acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or, unless prohibited by the Restated Articles of Incorporation of the Company, by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (a) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

      5.  Reacquired  Shares.
          ------------------

          Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall constitute authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

      6.  Liquidation,   Dissolution  or  Winding-Up.
          ------------------------------------------

          Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
      up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (1) $400 per share plus all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an aggregate amount per share, subject to the provision for adjustment set forth below, equal to 400 times the aggregate amount to be distributed per share to holders of Common Shares, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after March 29, 2000 declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then the aggregate amount determined pursuant to clause (a)(2) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately before such event.

      7.  Consolidation,  Merger,  Exchange,  etc.
          ---------------------------------------

          If  the   Company   shall  enter  into  any   consolidation,   merger,
      combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment set forth below) equal to 400 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. If the Company shall at any time after March 29, 2000 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares out-standing immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately before such event.

      8.  No Redemption.
          -------------

          The shares of Series A Preferred Stock shall not be redeemable.

      9.  Rank.
          ----

          The Series A Preferred Stock shall rank junior with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up to (a) all other series of the Company's Preferred Shares hereafter issued that expressly provide that they shall rank senior to the Series A Preferred Stock and (b) the Company's Cumulative Preferred Shares.

      10. Fractional  Shares.
          ------------------

          Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          These Articles of Amendment to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Shares shall be effective at 5:00 p.m., Minneapolis, Minnesota time, on March 29, 2000.

      In Witness Whereof, these Articles of Amendment of the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Shares have been executed on behalf of the Company by its Secretary this 9th day of March, 2000.

                                    /s/Robert M. Mattison
                                    --------------------------------------------
                                    Robert M. Mattison, Secretary

                                                                       EXHIBIT B

                           [Form of Right Certificate]

Certificate No. R-__                                                _____ Rights


      Not exercisable after March 29, 2010 or such earlier date as the Board of Directors orders redemption or exchange. The Rights are subject to redemption, at the option of the Company, at $.001 per Right (subject to adjustment), and to exchange on the terms set forth in the Rights Agreement. Under certain circumstances set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as those terms are defined in the Rights Agreement) may become void.

                                Right Certificate

                                   Graco Inc.

      This certifies that ____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms of the Rights Agreement dated as of February 25, 2000 (the "Rights Agreement") between Graco Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and before 5:00 p.m. (Minneapolis, Minnesota time) on March 29, 2010 at the office or offices of the Rights Agent designated for such purpose, or of its successor as Rights Agent, 1/400th of a fully paid, nonassessable Series A Junior Participating Preferred Share, $1.00 par value (the "Preferred Shares"), of the Company, at a purchase price of $180 per 1/400th of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly completed and executed. The number of Rights evidenced by this Right Certificate (and the number of 1/400ths of a Preferred Share that may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are, except for adjustments required pursuant to the Rights Agreement, the number and Purchase Price as of March 29, 2000, based on the Preferred Shares as constituted at such date.

      As provided in the Rights Agreement, the Purchase Price and the number of 1/400ths of a Preferred Share that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

      This  Right  Certificate  is  subject  to all of the  terms of the  Rights
Agreement, which terms are hereby incorporated herein by reference and made a part hereof and which Rights Agreement contains a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates (which limitations of rights include the voiding of the Rights under certain circumstances specified in the Rights Agreement). Copies of the Rights Agreement are on file with the Secretary at the principal executive office of the Company and will be mailed without charge by the Company to the holder of this certificate promptly following receipt by the Company of a written request therefor.

      Upon the occurrence of a "Section 11(a)(2) Event" (as defined in the Rights Agreement), any Rights evidenced by this Right Certificate that are beneficially owned by an Acquiring Person or an Associate or Affiliate of such Acquiring Person (as such terms are defined in the Rights Agreement) or were beneficially owned by any Acquiring Person or an Associate or Affiliate of such Acquiring Person after the Acquiring Person becomes an Acquiring Person, shall be void from and after the occurrence of such Section 11(a)(2) Event.

      This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of 1/400ths of a Preferred Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of Rights not exercised.

      Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (a) may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right, subject to adjustment as provided in the Rights Agreement, payable in cash, and (b) may, but are not required to, be exchanged by the Company in whole or in part for Common Shares (as such term is defined in the Rights Agreement) or other shares of capital stock of the Company. The Board of Directors of the Company and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

      No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractional shares which are integral multiples of 1/400th of a Preferred Share, or, if a Right shall then be exercisable for a fraction other than 1/400th of a Preferred Share, integral multiples of that fraction, which may, at the election of the Company, be evidenced by depositary receipts), if in lieu thereof a cash payment is made, as provided in the Rights Agreement.

      No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

      This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned, manually or by facsimile signature, by the Rights Agent.

      WITNESS the manual or facsimile signatures of the proper officers of the Company.

Dated as of _________________, 20__.


                                        GRACO INC.



                                        By
                                        Title:






                                        Countersigned:

                                        NORWEST BANK MINNESOTA,
                                          NATIONAL ASSOCIATION


                                        By:
                                        Title:

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

      FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ______________________________ (please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________, 20__


                                          --------------------------------
                                          Signature

Signature Medallion Guaranteed:


      Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guaranty medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

                                   CERTIFICATE

      The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

            (1)   The Rights evidenced by this Right Certificate


                  [   ] are

            or

                  [   ] are not


beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and


            (2)   the undersigned


                  [   ] did

            or

                  [   ] did not


acquire the Rights evidenced by this Right Certificate from any Person who, at any time that such Person beneficially owned such Rights, is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                    ------------------------------------
                                    Signature

                                     NOTICE

      The signature of the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO EXERCISE

              (To be executed if holder desires to exercise Rights
                     represented by the Right Certificate.)

To GRACO INC:


      The undersigned hereby irrevocably elects to exercise ___ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person that may be issuable upon exercise of the Rights) and requests that certificates for such shares (or other securities, if any) be issued in the name of:

Please insert social security
or other identifying number

                  -----------------------------------------

                  -----------------------------------------

                  -----------------------------------------
                       (Please print name and address)


If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


                  -----------------------------------------

                  -----------------------------------------

                  -----------------------------------------
                       (Please print name and address)


Dated: ______________, 20__
                                          --------------------------------
                                          Signature

Signature Medallion Guaranteed:


      Signatures must be medallion guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or by an eligible guarantor institution bank (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

                                   CERTIFICATE

      The undersigned hereby certifies (after due inquiry and to the best of its knowledge) by checking the appropriate boxes that:

            (1)   the Rights evidenced by this Right Certificate


                  [   ] are

            or

                  [   ] are not


being exercised by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and


            (2)   the undersigned


                  [   ] did

            or

                  [   ] did not


acquire the Rights evidenced by this Right Certificate from any Person who, at any time that such Person beneficially owned such Rights, is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                    ---------------------------------
                                    Signature

                                     NOTICE

      The signature of the foregoing Election to Exercise and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE

                                PREFERRED SHARES

                                       OF

                                   GRACO INC.

      On February 25, 2000, the Board of Directors of Graco Inc. (the "Company"), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Shares"), of the Company. The dividend is payable on March 29, 2000 (the "Record Date") to shareholders of record at the close of business on that date.

      Each Right entitles the registered holder to purchase from the Company 1/400th of a Series A Junior Participating Preferred Share, $1.00 par value (the "Preferred Shares"), of the Company at a price of $180 per 1/400th of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of February 25, 2000, between the Company and Norwest Bank Minnesota, National Association, as Rights Agent (the "Rights Agent").

      Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date for the Rights will occur upon the earlier of:

            (1) the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has, subject to certain exceptions, become the beneficial owner of 15% or more of the outstanding Common Shares), or

            (2) the close of business on the 15th day following the first public announcement of a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company before a person or group of affiliated or associated persons becomes an Acquiring Person).

      Until the Distribution Date,


               (a) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,


               (b) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

               (c) the surrender for transfer of any Common Share certificate, even without such notation or a copy of this Summary of Rights attached to it, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

      As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 29, 2010, unless extended or earlier redeemed or exchanged by the Company as described below.

      The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

            (A) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,


            (B) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

            (C) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause (B) above).

      The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or consolidation of the Common Shares.

      With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares that are integral multiples of 1/400th (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu of such issuance, a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date before the date of exercise.

      If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will have the right to receive upon exercise of the Right at the then-current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

      If, on or after the Distribution Date or within 15 days prior thereto, the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold on or after the Distribution Date or within 15 days before the Distribution Date in one or a series of related transactions, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will have the right to receive, upon exercise of the Right at the then current exercise price of the Right, that number of Common Shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

      In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.

      At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and before the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights that have become void under the terms of the Rights Agreement), in whole or in part, for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

      At any time before the time that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the "Redemption Price"), payable in cash. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

      The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after the Distribution Date, without the consent of the holders of the Rights, including an amendment before the date a person or group of affiliated or associated persons becomes an Acquiring Person to lower the threshold for exercisability of the Rights from 15% to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons, or (b) 10% (subject to certain exceptions).

      Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated March 10, 2000. A copy of the Rights Agreement is available free of charge from the Company by contacting the Secretary at Graco Inc., 4050 Olson Memorial Highway, Golden Valley, Minnesota 55422-5332. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.